UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 9, 2021

Portman Ridge Finance Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	814-00735	20-5951150
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 Madison Avenue, 23rd Floor New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 891-2880

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	PTMN	The NASDAQ Global Select Market

6.125% Notes due 2022	HCAPZ	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry Into A Material Definitive Agreement

The information in this Current Report on Form 8-K set forth under Item 2.03 is incorporated herein by reference into this Item 1.01.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On June 9, 2021, Portman Ridge Finance Corporation, a Delaware corporation (the “Company”), completed its previously announced acquisition of Harvest Capital Credit Corporation, a Delaware corporation (“HCAP”), pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 23, 2020, by and among the Company, HCAP, Rye Acquisition Sub Inc., a Delaware corporation and a direct wholly owned subsidiary of the Company (“Acquisition Sub”), and Sierra Crest Investment Management LLC, a Delaware limited liability company and the external investment adviser to the Company (“Sierra Crest”). Pursuant to the Merger Agreement, Acquisition Sub was merged with and into HCAP, with HCAP continuing as the surviving corporation and a direct wholly owned subsidiary of the Company (the “First Merger”). Immediately following the First Merger, HCAP was merged with and into the Company, with the Company continuing as the surviving corporation (the “Second Merger” and, together with the First Merger, the “Mergers”). As a result of, and as of the effective time of, the Second Merger, HCAP’s separate corporate existence ceased.

In accordance with the terms of the Merger Agreement, at the effective time of the First Merger (the “Effective Time”), holders of shares of HCAP’s common stock, par value $0.001 per share (the “HCAP Common Stock”), issued and outstanding immediately prior to the Effective Time (other than shares held by a subsidiary of HCAP or held, directly or indirectly, by the Company or Acquisition Sub and all treasury shares (collectively, “Cancelled Shares”)) had their shares of HCAP Common Stock converted to the right to receive, in the aggregate, (1) $18,537,512.65 in cash payable by Company (the “Company Cash Consideration”), (2) 15,252,453 validly issued, fully paid and non-assessable shares of the Company’s common stock, par value $0.01 per share (the “Company Stock Consideration” and, together with the Company Cash Consideration, the “Company Consideration”) and (3) $2.15 million in cash payable by Sierra Crest.

With respect to the Company Consideration, record holders of shares of HCAP Common Stock were entitled, with respect to all or any portion of the shares of HCAP Common Stock held as of the Effective Time, to make an election to receive payment for their shares of HCAP Common Stock in cash (an “Election”), subject to the conditions of and certain adjustment mechanisms set forth in the Merger Agreement. Any record holder of shares of HCAP Common Stock who did not validly make an Election was deemed to have elected to receive shares of the Company’s common stock with respect to the Company Consideration as payment for their shares of HCAP Common Stock. Each share of HCAP Common Stock (other than a Cancelled Share) with respect to which an Election was made was treated as an “Electing Share” and each share of HCAP Common Stock (other than a Cancelled Share) with respect to which an Election was not made or that was transferred after the election deadline on June 2, 2021 was treated as a “Non-Electing Share.”

Pursuant to the conditions of and adjustment mechanisms in the Merger Agreement, 475,806 Electing Shares were converted to Non-Electing Shares for purposes of calculating the total mix of consideration to be paid to each Electing Share in order to ensure that the value of the aggregate Company Cash Consideration paid to holders of the Electing Shares equaled the aggregate cash consideration that HCAP received from the Company under the terms of the Merger Agreement. Applying such adjustment among all stockholders who hold Electing Shares, pro rata based on the aggregate number of Electing Shares held by each such stockholder, each Electing Share was converted into the right to receive $7.43 in cash and 0.74 shares of the Company’s common stock (with cash payable in lieu of fractional shares). Each Non-Electing Share was converted into the right to receive 3.86 shares of the Company’s common stock.

The foregoing description of the Mergers and the Merger Agreement is a summary only and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed by the Company as Exhibit 2.1 to its Current Report on Form 8-K filed on December 28, 2020, and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 9, 2021, the Company entered into a third supplemental indenture (the “Third Supplemental Indenture”) by and between the Company and U.S. Bank National Association, as trustee (the “Trustee”), effective as of the closing of the Mergers. The Third Supplemental Indenture relates to the Company’s assumption of $28.75 million in aggregate principal amount of HCAP’s 6.125% Notes due September 15, 2022 (the “Notes”).

Pursuant to the Third Supplemental Indenture, the Company expressly assumed the due and punctual payment of the principal of (and premium, if any) and interest, if any, on the Notes and the performance of HCAP’s covenants under the base indenture, dated as of January 27, 2015 (the “Base Indenture”), by and between HCAP and the Trustee, as supplemented by the second supplemental indenture, dated as of August 24, 2017 (the “Second Supplemental Indenture”), by and between HCAP and the Trustee. The Notes may be redeemed by the Company at any time at par value plus accrued and unpaid interest. No change of control offer was required to be made in respect of the Notes in connection with the consummation of the Mergers.

The foregoing description of the Notes does not purport to be complete and is qualified in its entirety by reference to the form of Base Indenture, the Second Supplemental Indenture, providing for the issuance of the Notes, and the Third Supplemental Indenture, relating to the Company’s assumption of the Notes, copies of which, including the form of Notes related thereto, are attached or incorporated by reference as Exhibits 4.1 through 4.3 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.1

Item 7.01. Regulation FD Disclosure.

On June 9, 2021, the Company issued a press release announcing the completion of the transactions contemplated by the Merger Agreement. A copy of the press release is furnished herewith as Exhibit 99.1. The information contained in this Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Exchange Act, whether made before or after the date hereof, except as may be expressly set forth by specific reference in such filing to this Item 7.01 of this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Fund Acquired.

The information required by Item 9.01(a) of Form 8-K, including the financial statements required pursuant to Rule 6-11 of Regulation S-X, was previously included or incorporated by reference in the Company’s prospectus dated April 20, 2021 (the “Prospectus”), as filed under the Securities Act with the Securities and Exchange Commission (the “SEC”) on April 20, 2021, and in Supplement No. 1 to the Prospectus, as filed with the SEC on May 27, 2021 and, pursuant to General Instruction B.3 of Form 8-K, is not included herein.

(d) Exhibits

Filed with this report:

2.1*	Agreement and Plan of Merger, dated as of December 23, 2020, by and among Portman Ridge Finance Corporation, Rye Acquisition Sub Inc., Harvest Capital Credit Corporation and Sierra Crest Investment Management LLC. (Incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on December 28, 2020).

4.1	Form of Base Indenture between Harvest Capital Credit Corporation and U.S. Bank National Association (incorporated by reference to Exhibit (d)(2) to Pre-Effective Amendment No. 1 to Harvest Capital Credit Corporation’s Registration Statement on Form N-2, File No. 333-198362, filed on November 7, 2014).

4.2	Second Supplemental Indenture between Harvest Capital Credit Corporation and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.2 filed with Harvest Capital Credit Corporation’s Form 8-A filed on August 24, 2017).

4.3	Third Supplemental Indenture by and between the Company and U.S. National Bank Association, as trustee (incorporated by reference to Exhibit 4.4 filed with the Company’s Form 8-A on June 9, 2021).

*	Exhibits and schedules to this Exhibit have been omitted in accordance with Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

Furnished with this report:

99.1	Press Release, dated June 9, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PORTMAN RIDGE FINANCE CORPORATION

Date: June 9, 2021	By:	/s/ Jason Roos
	Name:	Jason Roos
	Title:	Chief Financial Officer